UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 9, 2024

Aeva Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39204	84-3080757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Ellis Street

Mountain View, California 94043

(650) 481-7070

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	AEVA	New York Stock Exchange LLC
Warrants to purchase one share of common stock	AEVA.WS	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On January 9, 2024, Aeva Technologies, Inc. (“Aeva”) announced that Daimler Truck AG (“Daimler Truck”) has selected Aeva as the supplier of long and ultra-long range LiDAR for its series production autonomous commercial vehicle program. A copy of the press release is filed as Exhibit 99.1 hereto.

Aeva estimates an Order Book of approximately $1 billion from this collaboration. “Order Book” is defined as the forward-looking cumulative billings estimate of Aeva’s products over the estimated lifetime of given production programs which Aeva expects to be integrated into or provided for, based primarily on projected pricing terms and our good faith estimates of “take rate” of Aeva’s technology on production programs. “Take rates” are the anticipated percentage of new vehicles or products to be equipped with Aeva’s technology based on Aeva’s projected product offerings and growth rates.

Order Book is a forward-looking statement. There is no assurance or guarantee that any of our customers, including any programs which we included in our Order Book estimates will ever complete such testing and validation with us or that we will receive any billings or revenues forecasted in connection with such program. These risks and uncertainties may cause our future actual sales to be materially different than that implied by the Order Book metric. The Order Book estimate may also be impacted by various factors, as described in “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent filings with the Securities and Exchange Commission, including, but not limited to the following: (i) none of our customers make contractual commitments to use our LiDAR sensors and software until all test and validation activities have been completed, they have finalized plans for integrating our systems, have a positive expectation of the market demand for our features, and unrelated to us, have determined that their vehicles or products are ready for market and there is appropriate consumer demand. Consequently, there is no assurance or guarantee that any of our customers, including any programs which we included in our Order Book estimates will ever complete such testing and validation or enter into a definitive volume production agreement with us or that we will receive any billings or revenues forecasted in connection with such programs; (ii) the development cycles of our products with new customers vary widely depending on the application, market, customer and the complexity of the product. In the automotive market, for example, this development cycle can be as long as seven or more years. Variability in development cycles make it difficult to reliably estimate the pricing, volume or timing of purchases of our products by our customers; (iii) customers cancel or postpone implementation of our technology; (iv) we may not be able to integrate our technology successfully into a larger system with other sensing modalities; and (v) the product or vehicle model that is expected to include our LiDAR products may be unsuccessful, including for reasons unrelated to our technology.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated January 9, 2024.

101	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated January 9, 2024

Aeva Technologies, Inc.

/s/ Soroush Salehian Dardashti
Name:	Soroush Salehian Dardashti
Title:	Chief Executive Officer